Exhibit 10.21

SENSEONICS HOLDINGS, INC.

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (the “Agreement”) is made as of the 7th day of December, 2015 (the “Effective Date”) by and among Senseonics Holdings, Inc., a Delaware corporation (the “Company”), and Energy Capital, LLC, a Florida limited liability company (“Lender”).

RECITAL

To provide the Company with additional resources to conduct its business, Lender is willing to loan to the Company, in one or more disbursements, up to an aggregate amount of Ten Million Dollars and No/100 ($10,000,000), subject to the conditions specified herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and Lender, intending to be legally bound, hereby agree as follows:

1.                                      AMOUNT AND TERMS OF THE LOANS

1.1                         Definitions.  For purposes of this Agreement, the term “Triggering Event” shall mean February 29, 2016, if prior to that date the Company has not received at least $20,000,000 from the sale of the Company’s capital stock in an offering of the Company’s equity securities (excluding any security granted, issued and/or sold by the Company to any employee or consultant in such capacity), following the date hereof.

1.2                         Arms-Length Transaction.  The Company and Lender, as a result of arm’s length bargaining, agree that:

(i)                                    Neither Lender nor any affiliated company has rendered any services to the Company in connection with this Agreement; and

(ii)                                All tax returns and other information returns of each party relative to this Agreement and the Note issued pursuant hereto shall consistently reflect the matters agreed to in (i) above.

1.3                         The Loans.  Subject to the terms of this Agreement and the Triggering Event, Lender agrees to lend to the Company, based upon the Company’s request in accordance with its cash burn, up to an aggregate amount of Ten Million Dollars and No/100 ($10,000,000) (the “Loan”), in multiple disbursements of no more than $2,500,000 each during successive thirty-day periods beginning after the first disbursement, against the issuance and delivery by the Company of a promissory note, in substantially the form attached hereto as Exhibit A (the “Note”).  If the Triggering Event occurs, the Company may request the first disbursement no earlier than March 15, 2016, unless the Company provides documentation to Lender that its available cash is lower than $500,000 (the “Cash Threshold”), in which case the Company may request the first disbursement at any point after March 1, 2016 upon reaching the Cash Threshold. The Company may request additional disbursements which shall be advanced no earlier than thirty (30) days from the prior disbursement. The Cash Threshold shall only apply to the early payment of the first disbursement and not to subsequent disbursements, which subsequent disbursements must be requested prior to June 30, 2016. The Note shall be due and payable in the event that the Company issues and sells shares of its equity securities in an Underwritten Public Offering with total proceeds to the Company of not less than $45,000,000 (excluding the Note) (the “$45 Million Equity Offering”), whereupon the outstanding principal balance of the Note, plus all accrued but unpaid interest thereon, will become due within ten (10) days after the closing of the $45 Million Equity Offering (the “Maturity Date”).

2.                                      THE CLOSING

2.1                               Closing Date.  The closing of the sale and purchase of the Note (the “Closing”) shall be held on the Effective Date, or at such other time as the Company and Lender shall agree (the “Closing Date”).

2.2                               Delivery.  At the Closing, the Company shall issue and deliver to Lender a Note in favor of Lender with an aggregate principal amount of $10,000,000.

3.                                      Advance Requests.  After the Triggering Event, Lender shall make available to the Company the principal amount indicated on the face of the Note for borrowings by the Company from time to time; provided that whenever the Company desires a loan at any one time hereunder, the Company shall notify Lender by e-mail and telephone no later than 3:00 p.m. Eastern time, five (5) business days prior to the date on which the loan is requested to be made.  Notwithstanding the foregoing, Lender shall not be required to fund more than $2,500,000 in any thirty-day period.

4.                                      REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company hereby represents and warrants to Lender as follows:

4.1                               Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted.  The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

4.2                               Corporate Power.  The Company will have at the Closing Date all requisite corporate power to execute and deliver this Agreement, to issue the Note (collectively, the “Loan Documents”), and to carry out and perform its obligations under the terms of this Agreement and under the terms of the Note.  The Company’s Board of Directors has approved the Loan

Documents based upon a reasonable belief that the Loan is appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation.

4.3                               Authorization.  All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company’s obligations hereunder, including the issuance and delivery of the Note has been taken or will be taken prior to the issuance of such Note.  This Agreement and the Note, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.  The Note will be validly issued, fully paid and nonassessable and free of any liens or encumbrances and issued in compliance with all applicable federal and securities laws.

4.4                               Governmental Consents.  All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Note or the consummation of any other transaction contemplated hereby shall have been obtained and will be effective at the Closing.

4.5                               Compliance with Laws.  To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation of which would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company.

4.6                               Compliance with Other Instruments.  The Company is not in violation or default of any term of its certificate of incorporation or bylaws, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violation(s) that would not have a material adverse effect on the Company. The execution, delivery and performance of this Agreement and the Note, and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.  Without limiting the foregoing, the Company has obtained all waivers reasonably necessary with respect to any preemptive rights, rights of first refusal or similar rights, including any notice or offering periods provided for as part of any such rights, in order for the Company to consummate the transactions contemplated hereunder without any third party obtaining any rights to cause the Company to offer or issue any securities of the Company as a result of the consummation of the transactions contemplated hereunder.

4.7                               Offering.  Assuming the accuracy of the representations and warranties of Lender contained in Section 4 hereof, the offer, issue, and sale of the Note will be exempt from the registration and prospectus delivery requirements of the Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

4.8                               Use of Proceeds.  The Company shall use the proceeds of the Loan solely for the operations of its business, and not for any personal, family or household purpose.

5.                                      REPRESENTATIONS AND WARRANTIES OF LENDER

5.1                               Purchase for Own Account.  Lender represents that it is acquiring the Note solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Note or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

5.2                               Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in Section 4, Lender hereby: (i) acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Note, (ii) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Note and to obtain any additional information necessary to verify the accuracy of the information given Lender and (iii) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

5.3                               Ability to Bear Economic Risk.  Lender acknowledges that investment in the Note involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Note for an indefinite period of time and to suffer a complete loss of its investment.

5.4                               Further Limitations on Disposition.  Without in any way limiting the representations set forth above, Lender further agrees not to make any disposition of all or any portion of the Note unless and until:

(a)                                 Lender shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, Lender shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws, provided that no such opinion shall be required for dispositions in compliance with Rule 144, except in unusual circumstances.

(b)                                 Notwithstanding the provisions of paragraph (a) above, no such registration statement or opinion of counsel shall be necessary for a transfer by Lender to a partner (or retired partner) or member (or retired member) of Lender in accordance with partnership or limited liability company interests, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were Lender hereunder.

5.5                               Accredited Investor Status.  Lender is an “accredited investor” as such term is defined in Rule 501 under the Act.

5.6                               Further Assurances.  Lender agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Agreement and to comply with state or federal securities laws or other regulatory approvals.

6.                                      MISCELLANEOUS

6.1                               Binding Agreement.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.2                               Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware, without giving effect to conflicts of laws principles.

6.3                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.4                               Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5                               Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex, electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the Company at Attn: Chief Financial Officer, 20451 Seneca Meadows Parkway, Germantown, MD 20876-7005, and to Lender at 13650 Fiddlesticks Blvd., Suite 202-324, Ft. Myers, FL 33912, or at such other addresses as the Company or Lender may designate by ten (10) days advance written notice to the other parties hereto.

6.6                               Modification; Waiver.  No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and Lender.  Any provision of the Note may be amended or waived by the written consent of the Company and Lender.

6.7                               Expenses.  The Company and Lender shall each bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated herein.

6.8                               Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power or remedy accruing to Lender, upon any breach or default of the Company under this Agreement or the Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  It is further agreed that any waiver, permit, consent or approval of any kind or character by Lender of any breach or default under this Agreement, or any waiver by Lender of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to Lender, shall be cumulative and not alternative.

6.9                               Unsecured Subordinated Debt.  Any and all loans made hereunder shall be unsecured indebtedness of the Company and be subject to the terms of a subordination agreement dated as of December 7, 2015, by and among the Lender and OXFORD FINANCE LLC (the “Subordination Agreement”).  The Subordination Agreement contains provisions restricting, among other things, certain payments and the exercise of certain rights and remedies by the parties hereto.  In the event of any inconsistency between hereof and the Subordination Agreement, the terms of the Subordination Agreement shall control.

6.10                        Entire Agreement.  This Agreement and the Exhibit hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

IN WITNESS WHEREOF, the parties have executed this NOTE PURCHASE AGREEMENT as of the date first written above.

COMPANY:			LENDER:

SENSEONICS HOLDINGS, INC.			ENERGY CAPITAL, LLC

By:	/s/ R. Don Elsey		By:	/s/ Robert J. Smith
	Name:	R. Don Elsey		Name:	Robert J. Smith
	Title:	Chief Financial Officer		Title:	Managing Member

SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT

Exhibit A

Form of Promissory Note

THIS CONVERTIBLE UNSECURED PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

THIS CONVERTIBLE UNSECURED PROMISSORY NOTE IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT DATED AS OF DECEMBER 7, 2015, BY AND AMONG THE HOLDER (AS DEFINED HEREIN), THE COMPANY (AS DEFINED HEREIN), AND OXFORD FINANCE LLC (THE “SUBORDINATION AGREEMENT”).  THE SUBORDINATION AGREEMENT CONTAINS PROVISIONS RESTRICTING, AMONG OTHER THINGS, CERTAIN PAYMENTS AND THE EXERCISE OF CERTAIN RIGHTS AND REMEDIES BY THE HOLDER.  IN THE EVENT OF ANY INCONSISTENCY BETWEEN THIS NOTE AND THE SUBORDINATION AGREEMENT, THE TERMS OF THE SUBORDINATION AGREEMENT SHALL CONTROL.

UNSECURED PROMISSORY NOTE

$10,000,000	December 7, 2015
Germantown, MD

For value received Senseonics Holdings, Inc., a Delaware corporation (the “Company”) promises to pay to Energy Capital LLC, a Florida limited liability company (the “Holder”), the principal sum of up to Ten Million Dollars and No/100 ($10,000,000), or such lesser amount as may be outstanding hereunder as outlined on Exhibit 1 attached hereto, with simple interest on the outstanding principal amount at the rate of Six and Ninety-Five Hundredths percent (6.95%) per annum.  Interest on the outstanding principal amount shall commence with the date of the first advance and shall continue on the outstanding principal until paid in full or converted.  Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

1.                                      This note (the “Note”) is to be issued to Holder pursuant to the terms of that certain Note Purchase Agreement (the “Agreement”), dated as of December 7, 2015 (the “Agreement Date”), by and between the Company and the Holder.

2.                                      All payments of interest and principal shall be in lawful money of the United States of America.  All payments shall be applied first to accrued interest, and thereafter to principal.

3.                                      The Note shall be due and payable in the event that the Company issues and sells shares of its equity securities in an Underwritten Public Offering with total proceeds to the Company of not less than $45,000,000 (excluding this Note) (the “$45 Million Equity Offering”), whereupon the outstanding principal balance of the Note, plus all accrued but unpaid interest thereon, will become due within ten (10) days after the closing of the $45 Million Equity Offering (the “Maturity Date”).

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4.                                      The entire outstanding principal balance and all unpaid accrued interest shall become fully due and payable on the Maturity Date.

5.                                      In the event of any default hereunder, the Company shall pay all reasonable attorneys’ fees and court costs incurred by Holder in enforcing and collecting this Note.

6.                                      If there shall be any Event of Default hereunder, at the option and upon the declaration of Holder of this Note and upon written notice to the Company (which election and notice shall not be required in the case of an Event of Default under Section 7(c) or 7(d)), this Note shall accelerate and all principal and unpaid accrued interest shall become due and payable. The occurrence of any one or more of the following shall constitute an Event of Default:

(a)                                 The Company fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable;

(b)                                 The Company shall default in its performance of any covenant under the Agreement;

(c)                                  The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(d)                                 An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within sixty (60) days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company.

7.                                      The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

8.                                      This Note shall be governed by and construed under the laws of the State of Delaware, as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware, without giving effect to conflicts of laws principles.

9.                                      The indebtedness evidenced by this Note is subordinated in right of payment to the prior payment in full of any senior indebtedness in existence on the date of this Note.  “Senior Indebtedness” shall mean, unless expressly subordinated to or made on a parity with the amounts due under this Note, all amounts due in connection with (a) indebtedness of the Company to banks or other lending institutions regularly engaged in the business of lending money (excluding venture capital, investment banking or similar institutions and their affiliates, which sometimes engage in lending activities but which are primarily engaged in investments in equity securities), including without limitation, pursuant to that certain Loan and Security Agreement, dated as of July 31, 2014, by and among, Company and Senseonics, Incorporated, as borrowers, and Oxford Finance LLC, as collateral agent and a lender and the other lenders party thereto from time to time have (as amended, supplemented or otherwise modified from time to time) and (b) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

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10.                               Any term of this Note may be amended or waived with the written consent of the Company and Holder.

11.                               This Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company.  Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee.  Interest and principal shall be paid solely to the registered holder of this Note.  Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal.

SENSEONICS HOLDINGS, INC.

By:
	Name:	R. Don Elsey
	Title:	Chief Financial Officer

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EXHIBIT 1

SCHEDULE OF ADVANCES UNDER PROMISSORY NOTE

DATE	ACTION	AMOUNT	OUTSTANDING PRINCIPAL BALANCE	MAKER’S INITIAL

4